Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Overstock.com, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-181422, 333-184344, 333-162674, 333-160512, 333-124441, 333-123540, 333-203175, and 333-203176) on Form S-8 and (Nos. 333-203607 and 333-207141) on Form S-3 of Overstock.com, Inc. of our reports dated March 15, 2018, with respect to the consolidated balance sheets of Overstock.com, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Overstock.com, Inc.

/s/ KPMG LLP
Salt Lake City, Utah
March 15, 2018